FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement (this “Amendment”) is made as of this 1 day of January, 2011 by and between MODIGENETECH LTD., an Israeli corporation (“Employer”), and EYAL FIMA (“Executive”), and amends certain Employment Agreement, dated December 14, 2005, between Employer and Executive, as amended by that certain First Amendment to Employment Agreement, dated February 29, 2008 between Employer and Executive (the “First Amendment”), as amended by that certain Second Amendment to Employment Agreement, dated July 17, 2008 between Employer and Executive (the “Second Amendment”), as amended by that certain Third Amendment to Employment Agreement, dated October 1, 2009 between Employer and Executive (the “Third Amendment”), as amended by that certain Fourth Amendment to Employment Agreement, dated January 11, 2010 between Employer and Executive (the “Fourth Amendment”)  (as amended, restated, supplemented or modified from time to time, including pursuant to the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “2005 Agreement”).

RECITALS:

A.           Pursuant to Section 7(b) of the 2005 Agreement, the parties desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the Second Amendment:

AGREEMENT:

1.           Amendment to Section 6(b) of the 2005 Agreement. Section 6(b) of the 2005 Agreement is hereby deleted and replaced with the following Section 6(b):

Premature Termination by Employer.  In the event of the termination of this Agreement by Employer prior to the last day of the then current term for any reason other than a termination in accordance with the provisions of Section 6(c) (Termination for Cause), then notwithstanding any mitigation of damages by Employee, Employer shall pay Employee severance payment and other payments to which Employee is entitled to receive according to Israeli law, and Employer shall not be obligated to pay any remaining performance bonus for the then current fiscal year of Employer, or have any further obligations to Employee. Employer shall provide employee with nine (9) months notice of premature termination.

2.           Amendment to Section 3(a).  Section 3(a) of the 2005 Agreement is hereby deleted in its entirety and replaced with the following Section 3(a):

“Executive shall receive an aggregate annual minimum base salary at the rate of One Hundred and Forty Five Thousand Dollars ($145,000), effective January 1, 2011, payable in equal monthly installments of $12,083.33 or otherwise in accordance with the regular payroll schedule of Employer (as the same may be increased, “Base Salary”). Effective June 1, 2008, payments will be in Israeli Shekels (IS) according to IS-US$ exchange rate of 3.86 IS/US$.”

3.           Effectiveness.  This Amendment shall be deemed effective immediately upon the full execution hereof, without any further action required by the parties hereto.

4.           The Agreement.  All references in the 2005 Agreement to the term “Agreement” shall be deemed to refer to the 2005 Agreement referenced in, and as amended by, each of the amendments set forth in the preamble to this Amendment.

5.           Amendment and 2005 Agreement to be Read Together.  This Amendment amends and is part of the 2005 Agreement, and the 2005 Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement.  Except as otherwise set forth herein, the 2005 Agreement shall remain in full force and effect.

6.           Headings.  Headings used in this Amendment are for convenience only and shall not affect the construction or interpretation of the 2005 Agreement or this Amendment.

7.           Counterparts.  This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

EMPLOYER:			EXECUTIVE:

MODIGENETECH LTD.

By:	/s/ Abraham Havron		/s/ Eyal Fima
	Name:	Abraham Havron	Eyal Fima
	Title:	Chief Executive Officer

Notice Address:

S-1